SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2003 (November 14, 2003)

GEORGIA GULF CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of   1-9753 (Commission File Number)  58-1563799 (IRS Employer Incorporation)                         Idenfication Number)

400 Perimeter Center Terrace, Suite 595, Atlanta, GA  (Address of Principal      30346 (Zip Code)
Executive Offices)

Registrant's Telephone Number, including area code: (770) 395-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

On November 14, 2003, Georgia Gulf Corporation (the "Company") completed a First Amendment to Receivables Purchase Agreement, (the "Amendment") to the receivables Purchase Agreement, ("asset securitization agreement") dated November 15, 2002.

Under the terms of the asset securitization agreement, Georgia Gulf will sell to Blue Ridge Asset Funding Corporation an undivided percentage ownership interest in a defined pool of its trade receivables on a revolving basis. The Amendment increases the Company’s maximum amount of trade receivables that may be sold from $75 million to $100 million; modifies certain ratios and definitions; and renews the termination date from November 15, 2003 to November 12, 2004.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

        (c) Exhibits.

99.1  First Amendment to Receivables Purchase Agreement, dated November 14, 2003 to the Receivables Purchase Agreement Dated as of November 15, 2002. Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as Purchaser and Wachovia Bank., National Association as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2003
                       Georgia Gulf Corporation

By:       /s/ JOEL I. BEERMAN

Name:   Joel I. Beerman

Title:    Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1  First Amendment to Receivables Purchase Agreement, dated November 14, 2003 to the Receivables Purchase Agreement Dated as of November 15, 2002. Among GGRC Corp., as Seller and Georgia Gulf Corporation and Georgia Gulf Chemicals and Vinyls, LLC as Initial Servicers and Blue Ridge Asset Funding Corporation as Purchaser and Wachovia Bank., National Association as Administrative Agent.